Exhibit 99.1

COLLECTORS UNIVERSE, INC.

2017 CASH INCENTIVE PLAN

1.     Purposes and Administration of the Plan.

1.1     Purposes. The primary purpose of this 2017 Cash Incentive Plan (the “Plan”) is to further the interests of the Company and its stockholders by (i) providing meaningful incentives and financial rewards to Participants in the Plan for making significant contributions to the achievement, by the Company, of specified financial performance goals in Fiscal 2017, and (ii) making a substantial portion of each Participant’s compensation for Fiscal 2017 dependent on the Company’s achievement of those goals and the achievement by the Participant of individualized performance goals (or MBOs), all in furtherance of the “pay-for-performance policy of the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Collectors Universe, Inc. (the “Company”).

1.2     Administration of the 2017 Plan. This Plan will be administered by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee” or the “Committee”), which has the authority: (a) to designate the executive officers of the Company that will participate in the Plan (the “Participants”), (b) to establish the performance goals or objectives required to be achieved for Participants to earn cash incentive awards under the Plan, (c) to determine whether or not a Participant has earned a cash incentive award under the Plan and the amount thereof, if any, (d) to interpret and construe the Plan and (e) to adopt all necessary rules and regulations for administering the Plan. All decisions and determinations of the Committee with respect to this Plan shall be final and binding on and non-appealable by the Company and the Participants.

2.     Definitions. Unless otherwise defined elsewhere in this Plan, the following terms shall have the respective meanings given to them below in this Section 2:

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as heretofore amended and as may be amended hereafter, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board which (i) has been designated by the Board as a compensation committee with the authority set forth in Section 1.2 hereof and (ii) is comprised of three or more directors, all of whom are outside directors within the meaning of Section 162(m) of the Code.

“Company” shall means Collectors Universe, Inc., a Delaware corporation, and any successor thereto.

“Corporate Financial Goals” shall have the meaning given to such term in Section 4.1 of this Plan.

“Fiscal 2017” means the Company’s fiscal year ending June 30, 2017.

“Incentive Awards” shall have the meaning given to such term in Section 5 of this Plan.

“including” means “including but not limited to” or “including without limitation”.

“MBOs” shall have the meaning given to such term in Section 4.2 of this Plan

“NEO” means a “named executive officer” and refers to any of the executive officers of the Company who were designated as “NEOs” in the Company’s most recent filing with the SEC under the Securities Exchange Act 1934, as amended (the “Exchange Act”), that required disclosures pursuant to Item 402(c) of Regulation S-K under that Act.

“Participants” means the executive officers of the Company named in Section 3 of this Plan (each of whom is sometimes referred to, individually, as a “Participant”).

“Plan” means this Collectors Universe, Inc. 2017 Cash Incentive Plan.

“SEC” means the Securities and Exchange Commission.

3.     Plan Participants.

The Compensation Committee has designated the following Company NEOs as the Participants in this Plan:

Name	Position with the Company

Robert G. Deuster	Chief Executive Officer
Joseph J. Wallace	Chief Financial Officer

4.     Performance Goals.

4.1     Establishment of Corporate Financial Goals and Bonus Award Opportunities. For purposes of this Plan and determining the Incentive Awards that each Participant may earn under this Plan, in conjunction with or shortly after the adoption of the 2017 Plan:

(a)     The Committee shall establish for, and communicate to, each Participant one or more Company financial performance goals for Fiscal 2017 (“Corporate Financial Goals”), which will be based on whichever of the following Company financial metrics for Fiscal 2017 are selected by the Compensation Committee: net revenues, gross profits or operating income, pre-tax earnings, net earnings, earnings per basic or diluted share, earnings before interest and taxes (“EBIT”), or earnings before interest, taxes and depreciation and amortization expense (“EBITDA”), return on investment or return on assets, subject in each case to such adjustment or adjustments thereto as the Committee determines to be appropriate. The Corporate Financial Goals may (but shall not be required to) be based on corresponding financial performance goals or objectives set forth in the Company’s annual operating plan for Fiscal 2017 that has been adopted by the Board (the “2017 AOP”).

(b)     The Committee will establish for each Participant under this Plan:

(i)     A “Threshold Financial Performance Goal” and a corresponding Bonus Award opportunity under the Plan (the “Threshold Financial Performance Award”), which will become payable if and only if that Goal is achieved.

(ii)     A “Target Financial Performance Goal” in excess of the Threshold Financial Performance Goal, and a corresponding Bonus Award opportunity (the “Target Financial Performance Award”) that is greater in amount than the Threshold Financial Performance Award. If the Company’s financial performance in fiscal 2017 exceeds the Threshold Financial Performance Goal, but is less than the Target Financial Performance Goal, then the amount of the Bonus Award will be interpolated between the Threshold Financial Performance Award and the Target Financial Performance Award.

(c)     The Compensation Committee may establish a Maximum or “Stretch” Corporate Financial Performance Goal, requiring the achievement by the Company of financial performance that exceeds the Target Financial Performance Goal and a corresponding Bonus Award opportunity (the “Maximum Financial Performance Award”) that is greater in amount than the Target Financial Performance Award. If the Company’s financial performance in fiscal 2017 exceeds the Target Financial Performance Goal, but is less than the Maximum or “Stretch” Financial Performance Goal, then the amount of the Bonus Award will be interpolated between the Target Financial Performance Award and the Maximum “Stretch” Financial Performance Award.

However, the Compensation Committee shall have the discretion, based its assessment of the Company’s overall financial performance in fiscal 2017 and other factors which the Committee may deem relevant, to adjust the Threshold Financial Performance Goal or the Target Financial Performance Goal either upward or downward.

4.2     Establishment of Participant MBOs. In conjunction with or shortly after the adoption of the 2017 Plan, the Committee may establish individualized or personal performance objectives (“MBOs”) for any or all of the Participants, which are objectives or goals that the Committee believes would, if achieved, lead to the Company’s achievement of longer term corporate financial or strategic goals or objectives.

4.3     Measurement Periods. Corporate Financial Goals and MBOs may be established by the Committee, in its sole discretion, for any interim periods within, or for the entirety of, Fiscal 2017 (each, a “Measurement Period”).

5.     Incentive Award Opportunities. In conjunction with or shortly after the adoption of the 2017 Plan, the Compensation Committee shall determine the respective cash incentive compensation awards that each of the Participants may earn under this Plan, expressed in dollar amounts or percentages of annual base salary, or by such other metric as the Committee may deem to be appropriate, for the achievement by each Participant of his or her Target Performance Goal or Threshold Performance Goal, and for achievement of some or all of his MBOs (if any), for Fiscal 2017 (each, an “Incentive Award Opportunity”). The Incentive Award Opportunities will be based on a number of factors, as deemed relevant by the Committee, which may include a Participant’s (i) expected contribution to the Company’s Fiscal 2017 or longer term financial performance, (ii) position and level of responsibilities with the Company, (iii) salary level, and (iv) past individual performance. Additionally, in determining Award Opportunities under this Plan, the Committee may take into account the incentive compensation being paid by competitors or by a group of “peer” companies to their respective executive officers.

6.     Determinations by the Committee of Participant Performance and Incentive Awards.

6.1     Achievement of Corporate Financial Goals and MBOs. Within sixty (60) days after the end of Fiscal 2017 or as soon as practicable thereafter, the Committee shall determine, in its sole and absolute discretion, whether and the extent to which (i) the Company has achieved or exceeded the Financial Performance Goals established under the Plan, and (ii) each Participant has attained or exceeded any Fiscal 2017 MBOs established for the Participant by the Committee under the Plan.

6.2     Determination of Amounts of Incentive Awards to be Paid under the Plan. If the Committee determines that none of the Threshold Performance Goals or MBOs established for a Participant under this Plan was achieved, then, that Participant will not be entitled to receive any Incentive Award under the 2017 Plan. If it is determined, instead, that one or more of the Financial Performance Goals or any of the Participant’s MBOs were met or exceeded, then, subject to Section 8 below, the Committee may authorize and direct the Company to pay an Incentive Award under this 2017 Plan in an amount which shall be determined based on (i) whether the Threshold, Target or Maximum “Stretch” Financial Performance Goals were achieved and (ii) the extent to which, if any, that the Threshold or Target Financial Performance Goals were exceeded and (iii) whether and the extent to which the Participant’s MBOs were achieved. These determinations shall be made by the Committee in its sole and absolute discretion.

6.3     Changes to Performance Goals due to Unanticipated Events. At any time prior to the end of Fiscal 2017, the Compensation Committee may adjust or change any of the Fiscal 2017 Corporate Financial Goals or MBOs to reflect or take account of the occurrence of (i) any extraordinary event, (ii) any material corporate transactions, (iii) any material changes in corporate capitalization, accounting rules or principles or in the Company’s methods of accounting, (iv) any material changes in applicable law, or (v) any other material change of similar nature, which may include the receipt of revenues or the incurrence of expenses (each, an “Extraordinary Event”), but only if any such Extraordinary Event was not reasonably foreseeable at the time the Corporate Financial Goals and MBOs then in effect under this Plan were established and would, in the sole opinion of the Committee (x) make it unlikely that such Corporate Financial Goals or MBOs will be achieved or (y) result in the achievement of any of the Corporate Financial Goals or MBOs that would not have been likely to be achieved in the absence of the occurrence of such Extraordinary Event. Notwithstanding the foregoing, however, the occurrence of changes in the competitive environment or changes in economic or market conditions in the Company’s markets, whether or not expected or reasonably foreseeable, shall not by themselves constitute Extraordinary Events that may be the basis for changing any such Corporate Financial Goals or MBOs and no change in any such Corporate Financial Goals or MBOs shall be permitted to affect any Incentive Award based on performance achieved during a Measurement Period that ended prior to the occurrence of any such Extraordinary Event.

7.     Payment of Incentive Awards. Subject to Sections 6 and 8 of this Plan, the Company shall pay any Incentive Award authorized by the Committee under this Plan in cash, less applicable payroll and other withholdings, as soon as practicable following the Committee’s determinations as set forth in Subsections 6.1 and 6.2 above, but in no event later than the ninetieth (90th) day after the end of Fiscal 2017. The Company may, in its discretion, elect to pay any Incentive Award by (i) Company check, in which case such payment shall be delivered in person or mailed to the last address of a Participant that is set forth in the records of the Company or (ii) by electronic deposit into the Participant’s direct deposit account on file with the payroll department of the Company. Each Participant shall be responsible for furnishing the Company with the Participant’s current address and any changes that may occur therein prior to the payment of any Incentive Awards under the Plan and, if the Participant desires an Incentive Award to be deposited in a direct deposit account, the information and authorization required to enable the Company to cause the Award to be deposited into such account.

8.     Amendments to and Termination of 2017 Plan. Notwithstanding anything to the contrary that may be contained elsewhere in this Plan:

8.1     Amendments to and Modifications of the 2017 Plan. The Committee shall have the sole, absolute and unconditional discretion to amend or modify the 2017 Plan at any time or from time to time with or without notice to the Participants. Without limiting the generality of the foregoing, no Participant shall have any legally binding right to receive any unpaid Incentive Award under this Plan prior to the date on which that Incentive Award is actually paid to the Participant and, accordingly, the Committee, in the exercise of its sole, absolute and unconditional discretion, at any time prior to the payment of any unpaid Incentive Award hereunder (i) may reduce the amount of any such Incentive Award or (ii) may determine that no Incentive Award will be paid to the Participant under this Plan, whether or not the Company has achieved or exceeded any of the Financial Performance Goals or the Participant has achieved any of the MBOs theretofore established by the Committee or has been notified of the pendency of the payment of an unpaid Incentive Award under this Plan. In no event, however, shall any amendment to the 2017 Plan affect any Incentive Award that had previously been paid to any of the Participants under this Plan.

8.2     Compliance with Section 409A of the Code. This Plan is intended to comply with Section 409A of the Code and any related regulations and guidance promulgated thereunder (“Section 409A”) and will be interpreted in a manner intended to comply with Section 409A. In furtherance thereof, no payments may be accelerated under this Plan other than to the extent permitted under Section 409A. To the extent that any provision of this Plan violates Section 409A such that amounts would be taxable to a Participant prior to payment or would otherwise subject a Participant to a penalty tax under Section 409A, such provision shall be automatically reformed or stricken to preserve the intent hereof. Notwithstanding anything herein to the contrary, (i) if there is a termination of Participant’s employment with the Company and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax or penalties from being imposed under Section 409A, then the Company shall defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits and without interest thereon) until the date that is six (6) months following the Participant’s termination of employment (or the earliest date as is permitted under Section 409A) and (ii) if any other payment due to a Participant hereunder could cause the application of an accelerated or additional tax or penalties under Section 409A, such payment also shall be deferred if deferral will make such payment compliant under Section 409A, or such payment shall be restructured, to the extent possible, in a manner, as determined by the Committee, that does not cause such an accelerated or additional tax. The Committee shall implement the provisions of this Section 8.2 in good faith; provided, however, that if a Participant incurs any liability for accelerated or additional taxes or penalties under Section 409A or any expenses (including attorneys or other professional fees or expenses) in defending against same (collectively, Section 409A Liabilities”), none of the Company, or the members of the Board of Directors or the Committee, or any employees or independent contractors or other representatives of the Company or any of its subsidiaries or business units, shall have any liability of any kind or nature whatsoever to any Participant therfor, including any liability for or obligation to pay any Section 409A Liabilities that are incurred by a Participant, even if such Section 409A Liabilities are found to have arisen, in whole or in part, out of any act or omission of the Company, any of the members of either the Company’s Board of Directors or the Committee or any employees or independent contractors or other representatives of the Company.

8.3     Termination of the 2017 Plan. The Committee, in its sole, absolute and unconditional discretion, may (i) terminate this Plan at any time, with or without notice to the Participants, and (ii) determine that, as a result of such termination, no Incentive Awards under the Plan will be paid or that any unpaid Incentive Awards under the Plan shall be reduced; provided, however, that no such termination shall affect any Incentive Awards that were theretofore paid to any of the Participants under this Plan.

9.     Miscellaneous Provisions.

9.1     No Enlargement of Employee Rights. Nothing in the Plan shall be construed to create or imply any contract of employment between any Participant and the Company, to confer upon any Participant any right to continue in the employ of the Company or to confer upon the Company any right to require any Participant’s continued employment.

9.2     Rights Not Alienable. Any rights of a Participant under this Plan may not be assigned, transferred or alienated, except by will or pursuant to the laws of descent and distribution, and shall be earned only by and paid solely to or for the account of the Participant.

9.3     Other Compensation Plans. The adoption of the Plan shall not affect any other compensation plans in effect that have been established by the Company or any of its subsidiaries, nor shall this Plan preclude the Company or any of its subsidiaries from establishing or awarding any other forms of compensation for or to employees, officers or directors of the Company or any of its subsidiaries, including the Participants.

9.4     Governing Law; Interpretation. To the extent not preempted by federal law, this Plan and its provisions shall be construed and determined in accordance with the laws of the State of California; provided, that, no provision of this Plan, because of any ambiguity found to be contained therein or otherwise, shall be construed against the Company because it or its legal counsel was the draftsman of that provision or any portion thereof.

9.5     No Other Understandings or Agreements with respect to the 2017 Plan. This Plan document contains all of the terms and provisions of and all conditions applicable to the Plan, other than (i) Corporate Financial Goals and MBOs and Incentive Award opportunities that may be established hereafter for any Participant under this Plan, and supersedes any previous discussions, communications, understandings or agreements, written or oral, between the Company and any Participant with respect to the Plan as well as all prior actions that may have been taken by the Committee relating to the Plan.

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